As filed with the Securities and Exchange Commission on November 30, 2018
Registration No. 333-217735

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Address of Principal Executive Offices)

MERCURY SYSTEMS, INC.
Amended and Restated 2005 Stock Incentive Plan
(Full Title of the Plan)

Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Mercury Systems, Inc. (the “Company”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the registration statement on Form S-8 (File No. 333-217735), filed with the Securities and Exchange Commission on May 5, 2017 (the “Registration Statement”) with respect to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), thereby registered for issuance under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). An aggregate of 1,100,000 shares of Common Stock were registered for issuance under the 2005 Plan pursuant to the Registration Statement.
On October 24, 2018, the Company’s shareholders approved the Company’s 2018 Stock Incentive Plan (the “2018 Plan”), which replaces the 2005 Plan. Following the approval of the 2018 Plan, no future awards could be made under the 2005 Plan. The maximum number of shares of Common Stock reserved and available for issuance under the 2018 Plan includes the shares underlying any grants previously made under the 2005 Plan that are forfeited, canceled, or terminated (other than by exercise) from and after the effective date of the 2018 Plan. The total number of shares available for grant under the 2005 Plan as of the effective date of the 2018 Plan was 710,687 shares and such number of shares is being deregistered hereby.
Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company is filing a registration statement on Form S-8 to register 710,687 shares of Common Stock for issuance under the 2018 Plan pursuant to the rollover of available shares from the 2005 Plan to the 2018 Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Andover, the Commonwealth of Massachusetts on this 30th day of November, 2018.

MERCURY SYSTEMS, INC.

By:	/s/ Christopher C. Cambria
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 30, 2018
/s/ Michael D. Ruppert	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 30, 2018
/s/ Michelle M. McCarthy	Vice President, Chief Accounting Officer, and Controller (Principal Accounting Officer)	November 30, 2018
/s/ Christopher C. Cambria, by power of attorney for Vincent Vitto dated May 5, 2017	Chairman of the Board of Directors	November 30, 2018
/s/ Christopher C. Cambria, by power of attorney for James K. Bass dated May 5, 2017	Director	November 30, 2018
/s/ Christopher C. Cambria, by power of attorney for Michael A. Daniels dated May 5, 2017	Director	November 30, 2018
/s/ Christopher C. Cambria, by power of attorney for George K. Muellner dated May 5, 2017	Director	November 30, 2018
/s/ Christopher C. Cambria, by power of attorney for William K. O'Brien dated May 5, 2017	Director	November 30, 2018
________________________Lisa S. Disbrow	Director	November 30, 2018
________________________Mary Louise Krakauer	Director	November 30, 2018
________________________Barry R. Nearhos	Director	November 30, 2018